EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Annual Report (Form 10-K) of Arkansas Best Corporation of our reports dated February 16, 2007, with respect to the consolidated financial statements of Arkansas Best Corporation, Arkansas Best Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Arkansas Best Corporation, included in the 2006 Annual Report to Stockholders of Arkansas Best Corporation.
Our audits also included the financial statement schedule of Arkansas Best Corporation listed in Item 15(a). This schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion based on our audits. In our opinion, as to which the date is February 16, 2007, the financial statement schedule referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.
We also consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-8, No. 333-127055) pertaining to the Arkansas Best Corporation 2005 Ownership Incentive Plan

(2)	Registration Statement (Form S-8, No. 333-102816) pertaining to the Arkansas Best Corporation Supplemental Benefit Plan

(3)	Registration Statement (Form S-8, No. 333-102815) pertaining to the 2002 Arkansas Best Corporation Stock Option Plan

(4)	Registration Statement (Form S-8, No. 333-52970) pertaining to the Arkansas Best Corporation Non-Qualified Stock Option Plan

(5)	Registration Statement (Form S-8, No. 333-93381) pertaining to the Arkansas Best Corporation Supplemental Benefit Plan

(6)	Registration Statement (Form S-8, No. 333-69953) pertaining to the Arkansas Best Corporation Voluntary Savings Plan

(7)	Registration Statement (Form S-8, No. 333-61793) pertaining to the Arkansas Best Corporation Stock Option Plan

(8)	Registration Statement (Form S-8, No. 333-31475) pertaining to the Arkansas Best Corporation Stock Option Plan, and

(9)	Registration Statement (Form S-8, No. 033-52877) pertaining to the Arkansas Best Employees’ Investment Plan;
of our reports dated February 16, 2007, with respect to the consolidated financial statements of Arkansas Best Corporation, Arkansas Best Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Arkansas Best Corporation, all incorporated herein by reference; and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Arkansas Best Corporation.
Ernst & Young LLP
Tulsa, Oklahoma
February 22, 2007